UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

FALCON RIDGE DEVELOPMENT, INC
(Exact name of registrant as specified in its charter)

NEVADA	0-28789	84-1461919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5111 Juan Tabo Boulevard N.E.
Albuquerque, New Mexico 87111
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (505) 856-6043

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On February 13, 2007, the Board of Directors approved the appointment of, and we engaged, Moore & Associates, Chartered as our accountant for fiscal year 2007. Our agreement with our prior accountants, Epstein Weber & conover, PLC, expired. Epstein Weber & Conover, PLC rendered an opinion on our audit for our fiscal 2006.

There were no disagreements between us and Epstein Weber & Conover, PLC with respect to our accounting principals or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Certifying Accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. The opinion of Epstein Weber & Conover, PLC for the fiscal year ended 2006 is unqualified and their report for fiscal year ended 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Epstein Weber & Conover, PLC to respond fully to inquiries of Moore & Associates, Chartered concerning our financial statements.

Item 9.01 Financial Statements and Exhibits

Number	Description
16.1	Letter from Epstein Weber & Conover, PLC (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON RIDGE DEVELOPMENT INC.

Date: February 15, 2007	By:	/s/ Fred Montano
Fred Montano, President

Exhibit Index

Number	Description
16.1	Letter from Epstein Weber & Conover, PLC (to be filed by amendment)